News Release
Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:    William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET Enters Into Agreement for Sale of Machinery Division

Greenville, South Carolina (April 3, 2014) – KEMET Corporation (NYSE: KEM) today announced that its wholly-owned subsidiary, KEMET Electronics Italia S.r.l., has entered into an agreement to sell the assets and specified liabilities of its Machinery division to Manz AG (“Manz”). The division was originally acquired by KEMET as part of its purchase of Arcotronics Italia S.p.A. in 2007, and manufactures machines for the production of lithium-ion batteries, film capacitors and electrolytic capacitors. As a result of the sale, all 83 division employees will be transferred to Manz. The transaction also includes a supply agreement by which Manz will supply certain capacitor manufacturing equipment to KEMET over the next four years.

“This transaction will enable KEMET to focus our resources fully on designing, producing and distributing electronic component products as well as more strategic initiatives, such as our expanding relationship with NEC TOKIN,” stated Bob Willoughby, Vice President, Film and Electrolytic Business Group. “We are pleased that our employees in the Machinery division will be given the opportunity to work with such an outstanding engineering company as Manz, and that the Bologna region will benefit from attracting such an innovative, engineering solution provider with strong future growth prospects.”

The sale is expected to close no later than April 30, 2014.

About KEMET

KEMET Corporation is a leading global supplier of electronic components. We offer our customers the broadest selection of capacitor technologies in the industry across all dielectrics, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. KEMET's common stock is listed on the NYSE under the symbol "KEM." Additional information about KEMET can be found at www.kemet.com.

KEMET Enters into Agreement for Sale of Machinery Division
April 3, 2014

About Manz

Manz AG, based in Reutlingen, Germany, is a world-leading high-tech engineering company. Founded in 1987, in recent years the company has grown from an automation specialist into a supplier of production lines. Manz AG has amassed expertise in six areas of technology, including automation, laser processes, vacuum coating, printing, metrology and wet chemical processes. The technologies are deployed in three strategic fields, the “Display,” “Solar” and “Battery” segments and continuously further developed.

The company, led by founder Dieter Manz, has been listed on the stock exchange in Germany since 2006.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Certain risks and uncertainties that could cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements are described in the Company’s reports and filings with the Securities and Exchange Commission.
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